EXHIBIT 99.1
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                                       125 South Wacker Drive
AMLI RESIDENTIAL                       Suite 3100
                                       Chicago, Illinois 60606

                                       Phone:      312.443.1477
                                       Fax:        312.443.0909
                                       www.amli.com


PRESS RELEASE

FOR IMMEDIATE RELEASE       For More Information, Contact:
July 29, 2003               Robert J. Chapman, Chief Financial Officer
                            (312) 984-6845

            AMLI RESIDENTIAL ANNOUNCES SECOND QUARTER 2003
                OPERATING RESULTS AND DECLARES DIVIDEND


(CHICAGO, IL) AMLI RESIDENTIAL PROPERTIES TRUST (NYSE: AML) announces today operating results for the second quarter ended June 30, 2003.

EARNINGS
--------

Funds From Operations ("FFO") for the second quarter 2003 were $12,980,000, or $0.53 per common share, compared to $16,105,000, or $0.62 per common share, for the second quarter 2002, a per share decrease of 14.5%. FFO is $0.01 higher than First Call's current estimate and in line with the Company's prior guidance. FFO for the six months ended June 30, 2003 was $25,697,000, or $1.05 per share, compared to $31,933,000, or $1.23 per share, for the six months ended June 30, 2002, a per share decrease of 14.6%.

Net income for the quarter and the six months ended June 30, 2003 was $2,928,000 and $6,636,000, respectively, as compared to $7,291,000 and
$13,951,000, respectively, in the year earlier periods. Diluted Earnings Per Share ("EPS") for the quarter ended June 30, 2003 was $0.06, compared to $0.29 for the comparable period of 2002, a decrease of 79.3%. For the six months ended June 30, 2003, EPS was $0.16 compared to $0.54 for the comparable period of 2002, a decrease of 70.4%.

"Although actual results were consistent with our expectations, earnings for the current quarter compared to last year were lower due to decreases in same community revenue, reflecting the pressure felt by the apartment industry last year, and less co-investment fee income, driven by fewer acquisitions and dispositions," commented Allan J. Sweet, AMLI President. "The second quarter brought with it some positive news as it was the first in some time to show a sequential increase in same community revenue in all of our markets, making us optimistic that the bottom is close at hand."

SAME COMMUNITY RESULTS
----------------------

On a combined same community basis, which includes both wholly-owned and co-investment communities (at 100%) for the quarter ended June 30, 2003 versus the prior year's quarter, total community revenue decreased 3.5%, operating expenses increased 2.3%, and net operating income ("NOI") decreased 7.4%. Weighted average occupancy, quarter over comparable quarter, decreased slightly from 91.4% to 91.2%, while the weighted average collected revenue decreased by 3.6%.







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OTHER OPERATING RESULTS
-----------------------

Total community revenue, including both wholly-owned communities and co-investment communities (at 100%) were $70,374,000 and $138,587,000, respectively, for the quarter and six months ended June 30, 2003, as compared with $70,448,000 and $139,624,000 for the comparable period in 2002, a 0.1% and 0.7% decrease, respectively.

Earnings before interest, taxes, depreciation and amortization ("EBITDA") for the quarter and six months ended June 30, 2003 were $23,592,000 and $47,194,000, respectively, representing decreases of 8.9% and 7.7%, respectively, from the same period last year.

Net income and EPS for the three and six-month periods ended June 30, 2003 included a non-cash one-time impairment charge of an investment in a partnership, accounting for a substantial portion of the decrease from comparable periods in 2002.

SECOND QUARTER ACTIVITIES
-------------------------

During the second quarter, AMLI entered into a joint venture with The Northwestern Mutual Life Insurance Company to develop and own AMLI at Museum Gardens, a 294-unit luxury apartment community in Vernon Hills, Illinois. AMLI has commenced construction on the community and the first apartment homes are expected to be available for occupancy in the third quarter of 2004 with stabilization scheduled for the first quarter of 2006.

In May, AMLI entered into a new $200 million unsecured line of credit with a three-year term and a one-year extension option. This facility, which is available to fund acquisition and development activities and general working capital needs, replaces AMLI's previous $200 million unsecured line of credit.

During the quarter, initial lease-up was completed and stabilization was achieved at AMLI at Barrett Walk in Kennesaw, Georgia and AMLI at Cambridge Square in Overland Park, Kansas.

OUTLOOK
-------

AMLI's current expectation for FFO of $1.10 per share for the remaining two quarters of 2003 remains the same as the Company's prior guidance.

DIVIDEND
--------

Yesterday, the Board of Trustees declared a quarterly dividend of $0.48 per common share. This dividend is payable on August 19, 2003 to all common shareholders of record as of August 8, 2003 and is based on an annual dividend rate of $1.92 per common share.

CONFERENCE CALL
---------------

AMLI will hold a conference call on Wednesday, July 30, 2003 at 3:30 p.m. ET to review these results. The call may be joined by calling 877-922-1802
- Passcode: AMLI. A live webcast of the conference call will also be available in the 'Company Info' section on AMLI's website
(www.amli.com/comp/) and at www.streetevents.com.

SUPPLEMENTAL INFORMATION
------------------------

AMLI produces Quarterly Supplemental Information that provides detailed information regarding the Company's activities during the quarter. The Second Quarter Supplemental Information is available in the 'Company Info' section on our website (www.amli.com/comp/) under 'Shareholder Reports.'

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DEFINITIONS
-----------

This press release and the Quarterly Supplemental Information described above contain certain non-GAAP ("Generally Accepted Accounting Principles") information that is generally provided by most publicly-traded residential REITs and that we believe may be of interest and use to the investment community.

Except where indicated, community revenue, community expenses, net operating income ("NOI") and earnings before interest, taxes, depreciation and amortization ("EBITDA") are computed based on various line items included in our consolidated statements of income prepared in accordance with GAAP. Where indicated, this information is presented on a basis that includes AMLI's proportionate share of the non-GAAP financial measures of its co-investment partnerships.

Reconciliations of all non-GAAP financial measures to GAAP financial measures are included in the Company's Quarterly Supplemental Financial information, primarily pages 8, 9, and 15.

COMMUNITY REVENUE comprises that portion of total revenue collected or due from leases at AMLI's rental communities and includes any such amounts as may be reported as discontinued operations.

COMMUNITY EXPENSES comprise that portion of total expenses that exclude losses from sales or valuation of land, expenses of the Service Companies, general and administrative expense, and interest, taxes, depreciation and amortization. Community operating expenses include amounts reported as personnel, advertising and promotion, utilities, building repairs and maintenance and services, landscaping and grounds maintenance, real estates taxes, insurance, property management, and other operating expenses, and such amounts as may be included in discontinued operations.

NOI from one community is the community revenue less the community expenses for that property. NOI for all communities is the community revenue from all communities less the community expenses for all communities.

EBITDA is NOI (including AMLI's proportionate share of the NOI of its co-investment partnerships) plus all fees and interest income and income from the Service Companies and gains or losses from sales or valuation of land and other income, less general and administration expense.

FUNDS FROM OPERATIONS ("FFO") is EBITDA less interest expense (including AMLI's proportionate share of the interest expense of its co-investment partnerships and amortization of deferred financing expense) and any income taxes.

FFO PER SHARE is FFO divided by the fully-diluted number of Operating Partnership Units outstanding. FFO is always presented on a fully-diluted basis only.

ADJUSTED FUNDS FROM OPERATIONS ("AFFO") is FFO less expenditures capitalized (excluding expenditures capitalized relating to the development of new property, the acquisition of additional property, or the rehab of existing property, but including AMLI's proportionate share of such expenditures capitalized by its co-investment partnerships).

AFFO PER SHARE is AFFO divided by the fully-diluted number of Operating Partnership Units outstanding. AFFO per share is always presented on a fully-diluted basis only.

SAME COMMUNITY INFORMATION includes only such portions of community revenue, expenses, NOI or EBITDA as are generated from AMLI's same community universe, which changes each January 1 as communities with one full year of stabilized operations as of that date are added, and which may change quarterly thereafter as any components of the same community universe are sold or contributed to co-investment partnerships.


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ABOUT AMLI
----------

The AMLI<registered trademark> portfolio currently includes 75 apartment communities containing 28,531 apartment homes, with an additional 1,817 apartment homes under development or in lease-up in five locations. AMLI is focused on the development, acquisition and management of institutional quality multifamily communities in the Southeast, Southwest, Midwest and Mountain regions of the U.S. AMLI Residential also serves as institutional advisor and asset manager for large pension funds, tax-exempt foundations and other financial institutions through AMLI's co-investment business. AMLI employs approximately 850 people who are dedicated to achieving AMLI's mission--Provide An Outstanding Living Environment For Our Residents. More information on AMLI is available at www.amli.com.

FORWARD LOOKING STATEMENTS
--------------------------

Certain matters discussed in this press release are forward looking statements within the meaning of Federal Securities Law. Although the Company believes expectations reflected in such forward looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved.

Forward-looking statements can be identified by the Company's use of the words "project," "believe," "expect," "anticipate," "intend," "estimate," "assume," and other similar expressions that predict or indicate future events, achievements or trends or that do not relate to historical matters.

The Company does not assure the future results or outcome of the matters described in forward-looking statements; rather, these statements merely reflect the Company's current expectations of the approximate outcomes of the matters discussed. Forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond the Company's control. The reader is cautioned to make his/her own judgment with regard to the statements discussed in this press release and the assumption noted by the Company herein.

The Company is making forward-looking statements because it believes investors, analysts and others, many of whom prepare models and projections of the Company's performance, are interested in the Company's current estimates of its future activities. The Company advises such parties to make their own determination of any relevant or material assumption used by them.

Many factors may cause the Company's actual performance in any period or periods to differ materially from the anticipated future performance expressed or implied by these forward-looking statements. Certain of the factors that could cause the Company's actual performance to differ materially from those expressed or implied by these forward-looking statements include, but are not limited to, general economic conditions, local real estate conditions, the timely development and lease-up of communities, other risks detailed from time to time in the Company's SEC reports, including the annual report on form 10-K for the year ended December 31, 2002.


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